EXHIBIT (4)(l)

FORM OF POLICY RIDER (ARCHITECT)

Home Office: 4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319) 398-8511

A Stock Company (Hereafter called the Company, we, our or us)

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

Rider Data Specification

Policy Number:	12345
Rider Date:	02/01/2007
Rider Fee Percentage:	0.30%
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	35 / Male
Maximum Equity Percentage:	50%

ARTICLE I

This rider is not available for an existing qualified policy which has been continued by a surviving spouse or beneficiary as the new owner. This rider will terminate upon the annuitant’s death, if you surrender your policy, elect to upgrade (as described in Article III of this rider), or elect to receive annuity payments under your policy. This rider will also terminate if the policy to which this rider is attached, is assigned or if the owner is changed without our approval. Failure to comply with requirements of maximum equity percentage will also result in a termination of this rider. You can terminate this rider within 30 days after the first rider anniversary and 30 days after each rider anniversary thereafter. Termination of the rider will result in the loss of all benefits provided by the rider.

Investment Restrictions

If you elect this rider, 100% of your policy value must be in one or more of the designated funds. You can transfer between the designated funds as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated fund while this rider is in force nor can you make any transfer which would cause you to exceed your maximum equity percentage discussed below. If you wish to make a transfer to a non-designated fund, this rider must be terminated, as described above, prior to making the transfer.

Monthly asset rebalancing is required at all times. Failure to be enrolled in monthly asset rebalancing can result in termination of this rider as described below.

Your asset rebalancing percentage, as defined below, may not exceed the maximum equity percentage you have elected as shown above in the Rider Data Specifications.

If asset rebalancing is discontinued, the asset rebalancing equity percentage exceeds the maximum equity percentage, or you make a transfer which causes your policy equity percentage to exceed your maximum equity percentage, we will notify you of your failure to comply. You will have 30 days from the date we mail the notice to bring your policy back into conformance or this rider will terminate without value.

A rider fee will be deducted on each rider anniversary and upon rider termination as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Asset Rebalancing Equity Percentage

The asset rebalancing equity percentage is the sum of all equity fund investment allocation percentages.

RGMB 25 0207	(1)	(Income-Single)

ARTICLE I CONTINUED

Designated Funds

Investment options authorized for use with this rider and identified by us as designated funds.

Equity Funds

Investment Options that the Company identifies as Equity Funds.

Excess Withdrawal

The excess of a gross partial withdrawal over the maximum annual withdrawal amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount which will be deducted from your policy value as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the policy each calendar year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Policy Equity Percentage

The policy equity percentage is the sum of the subaccount values for all equity funds divided by the policy value.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The rider fee is the rider fee percentage referenced above, multiplied by the total withdrawal base at the time the fee is deducted. This fee will be deducted from each investment option in proportion to the amount of policy value in that investment option on each rider anniversary. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider anniversary.

Rider Year

Each twelve-month period following the rider date.

ARTICLE II

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw up to the maximum annual withdrawal amount each year, regardless of the policy value, until the annuitant’s death.

The Withdrawal Percentage is determined by the attained age of the annuitant at the time of the first withdrawal of any amount from the policy value taken on or after January 1st following the annuitant’s 59th birthday:

Attained Age at First Withdrawal	Withdrawal Percentage
0 - 58	0.0%
59 - 64	4.0%
65 - 69	4.5%
70 - 74	5.0%
75 - 79	5.5%
80 - 84	6.0%
85 - 89	6.5%
90 - 94	7.0%
95 +	7.5%

RGMB 25 0207	(2)	(Income-Single)

ARTICLE II CONTINUED

If the annuitant is not yet 59 on the rider date, then this percentage will be zero until the January 1st following the annuitant’s 59th birthday.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency of payment in accordance with the minimum withdrawal amount in the Systematic Payout Option section of the policy to which this rider attaches. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be paid.

Maximum Annual Withdrawal Amount

On the rider date the maximum annual withdrawal amount will be equal to the greater of 1 and 2, where:

1)	is A multiplied by B multiplied by C where:

A)	is the total withdrawal base on the rider date,

B)	is the withdrawal percentage as determined and shown above. If the annuitant is not yet 59 on the rider date, this percentage will be equal to 0%, and

C)	is equal to the number of days between the rider date and January 1st of the next calendar year, divided by the number of days in the current calendar year.

2)	is an amount equal to the minimum required distribution amount (based on the premium paid to the policy to which this rider is attached) for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions, in certain situations. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

RGMB 25 0207	(3)	(Income-Single)

ARTICLE II CONTINUED

On January 1st of each subsequent calendar year following the rider date, the maximum annual withdrawal amount will be reset equal to the greater of 1 and 2, where:

1)	is A multiplied by B where:

A)	is the total withdrawal base as of this date, and

B)	is the withdrawal percentage as determined and shown above. If the annuitant is not yet 59 on January 1st of the current calendar year, this percentage will be equal to 0%.

2)	is an amount equal to the minimum required distribution amount for this policy for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the policy value (less any premium enhancements, if the rider is added in the first policy year). After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums added after the rider date, less any adjustments for withdrawals described below.

Total Withdrawal Base Adjustments

Gross partial withdrawals up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess gross partial withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B)	is the policy value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the total withdrawal base prior to the withdrawal of the excess amount.

RGMB 25 0207	(4)	(Income-Single)

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the owner’s death and will be equal to the maximum annual withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be paid

RIDER UPGRADE

You may elect, in writing, to upgrade the total withdrawal base to the policy value within 30 days after the first rider anniversary and 30 days after each rider anniversary thereafter, subject to the age restrictions on the new rider. If an upgrade is elected, this rider will terminate and a new rider with the same features will be issued with a new rider date. The maximum equity percentage, if available, can be changed at this time. The new rider will have its own Rider Fee Percentage which may be higher than this rider’s Rider Fee Percentage.

At the time of upgrade, the maximum annual withdrawal amount will be recalculated based on the new total withdrawal base.

The new rider effective date will be the date the Company receives all information necessary, in a written form acceptable to the Company, to process the upgrade.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 25 0207	(5)	(Income-Single)

Home Office: 4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319) 398-8511

A Stock Company (Hereafter called the Company, we, our or us)

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

Rider Data Specification

Policy Number:	12345
Rider Date:	02/01/2007
Rider Fee Percentage:	0.45%
Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	35 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	35 / Female
Maximum Equity Percentage:	50%

ARTICLE I

This rider is not available for an existing qualified policy which has been continued by a surviving spouse or beneficiary as the new owner. This rider will terminate upon the later of the annuitant’s or annuitant’s spouse’s (as of the rider date) death, if you surrender your policy, elect to upgrade (as described in Article III of this rider), or elect to receive annuity payments under your policy. This rider will also terminate if the policy to which this rider is attached, is assigned or if the owner is changed without our approval. Failure to comply with requirements of maximum equity percentage will also result in a termination of this rider. You can terminate this rider within 30 days after the first rider anniversary and 30 days after each rider anniversary thereafter. Termination of the rider will result in the loss of all benefits provided by the rider.

The annuitant’s spouse as of the rider date is hereafter referred to as the annuitant’s spouse. As it pertains to the benefits of this rider, the annuitant’s spouse cannot be changed. The annuitant’s spouse must be the sole primary beneficiary and/or a joint owner. The only living owners allowed on the contract to which this rider is attached are the annuitant and the annuitant’s spouse.

Investment Restrictions

If you elect this rider, 100% of your policy value must be in one or more of the designated funds. You can transfer between the designated funds as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated fund while this rider is in force nor can you make any transfer which would cause you to exceed your maximum equity percentage discussed below. If you wish to make a transfer to a non-designated fund, this rider must be terminated, as described above, prior to making the transfer.

Monthly asset rebalancing is required at all times. Failure to be enrolled in monthly asset rebalancing can result in termination of this rider as described below.

Your asset rebalancing percentage, as defined below, may not exceed the maximum equity percentage you have elected as shown above in the Rider Data Specifications.

If asset rebalancing is discontinued, the asset rebalancing equity percentage exceeds the maximum equity percentage, or you make a transfer which causes your policy equity percentage to exceed your maximum equity percentage, we will notify you of your failure to comply. You will have 30 days from the date we mail the notice to bring your policy back into conformance or this rider will terminate without value.

A rider fee will be deducted on each rider anniversary and upon rider termination as described below.

RGMB 25 0207	(1)	(Income-Joint)

ARTICLE I CONTINUED

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Asset Rebalancing Equity Percentage

The asset rebalancing equity percentage is the sum of all equity fund investment allocation percentages.

Designated Funds

Investment options authorized for use with this rider and identified by us as designated funds.

Equity Funds

Investment Options that the Company identifies as Equity Funds.

Excess Withdrawal

The excess of a gross partial withdrawal over the maximum annual withdrawal amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount which will be deducted from your policy value as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the policy each calendar year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Policy Equity Percentage

The policy equity percentage is the sum of the subaccount values for all equity funds divided by the policy value.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The rider fee is the rider fee percentage referenced above, multiplied by the total withdrawal base at the time the fee is deducted. This fee will be deducted from each investment option in proportion to the amount of policy value in that investment option on each rider anniversary. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider anniversary.

Rider Year

Each twelve-month period following the rider date.

ARTICLE II

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw up to the maximum annual withdrawal amount each year, regardless of the policy value, until the annuitant’s or the annuitant’s spouse’s death, whichever is later.

RGMB 25 0207	(2)	(Income-Joint)

ARTICLE II CONTINUED

The Withdrawal Percentage is determined by the attained age of the younger of the living spouses at the time of the first withdrawal of any amount from the policy value taken on or after January 1st following the younger of the living spouses’ 59th birthday:

Attained Age at First Withdrawal	Withdrawal Percentage
0 - 58	0.0%
59 - 64	4.0%
65 - 69	4.5%
70 - 74	5.0%
75 - 79	5.5%
80 - 84	6.0%
85 - 89	6.5%
90 - 94	7.0%
95 +	7.5%

If the younger of the annuitant and annuitant’s spouse is not yet 59 on the rider date, then this percentage will be zero until the January 1st following the younger of the living spouses’ 59th birthday.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency of payment in accordance with the minimum withdrawal amount in the Systematic Payout Option section of the policy to which this rider attaches. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be paid.

Maximum Annual Withdrawal Amount

On the rider date the maximum annual withdrawal amount will be equal to the greater of 1 and 2, where:

1)	is A multiplied by B multiplied by C where:

A)	is the total withdrawal base on the rider date,

B)	is the withdrawal percentage as determined and shown above. If the younger of the annuitant and annuitant’s spouse is not yet 59 on the rider date, this percentage will be equal to 0%, and

C)	is equal to the number of days between the rider date and January 1st of the next calendar year, divided by the number of days in the current calendar year.

2)	is an amount equal to the minimum required distribution amount (based on the premium paid to the policy to which this rider is attached) for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions, in certain situations. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

RGMB 25 0207	(3)	(Income-Joint)

ARTICLE II CONTINUED

On January 1st of each subsequent calendar year following the rider date, the maximum annual withdrawal amount will be reset equal to the greater of 1 and 2, where:

1)	is A multiplied by B where:

A)	is the total withdrawal base as of this date, and

B)	is the withdrawal percentage as determined and shown above. If the younger of the annuitant and annuitant’s spouse is not yet 59 on January 1st of the current calendar year, this percentage will be equal to 0%.

2)	is an amount equal to the minimum required distribution amount for this policy for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the policy value (less any premium enhancements, if the rider is added in the first policy year). After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums added after the rider date, less any adjustments for withdrawals described below.

Total Withdrawal Base Adjustments

Gross partial withdrawals up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess gross partial withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B)	is the policy value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the total withdrawal base prior to the withdrawal of the excess amount.

RGMB 25 0207	(4)	(Income-Joint)

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider.

RIDER UPGRADE

You may elect, in writing, to upgrade the total withdrawal base to the policy value within 30 days after the first rider anniversary and 30 days after each rider anniversary thereafter, subject to the age restrictions on the new rider. If an upgrade is elected, this rider will terminate and a new rider with the same features will be issued with a new rider date. The maximum equity percentage, if available, can be changed at this time. The new rider will have its own Rider Fee Percentage which may be higher than this rider’s Rider Fee Percentage.

At the time of upgrade, the maximum annual withdrawal amount will be recalculated based on the new total withdrawal base.

The new rider effective date will be the date the Company receives all information necessary, in a written form acceptable to the Company, to process the upgrade.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 25 0207	(5)	(Income-Joint)